SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)


Check the appropriate box:


[ ]   Preliminary Information Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5((d)(2))


[X]   Definitive Information Statement


                             ELEGANT ILLUSIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:_____
      2)    Aggregate number of securities to which transaction applies:________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______
      4)    Proposed maximum aggregate value of transaction:________
      5)    Total fee paid:_______

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:________
      (2)   Form, Schedule or Registration Statement No.:________
      (3)   Filing Party:________
      (4)   Date Filed:________

                                                                 DEFINITIVE COPY


                             ELEGANT ILLUSIONS, INC.
                               542 Lighthouse Ave.
                                     Suite 5
                             Pacific Grove, CA 93950

                       NOTICE OF ACTION BY WRITTEN CONSENT

To the Stockholders of Elegant Illusions, Inc.:


      Notice is hereby given that James Cardinal, Gavin Gear and Tamara Gear, as the collective holders of approximately 75% of the issued and outstanding Common Stock, par value $0.001 per share (the "Common Stock"), of Elegant Illusions, Inc., a Delaware corporation (the "Company"), have approved and adopted, by written consent in lieu of a meeting of stockholders, a proposal (the "Charter Amendment") to amend the Company's Certificate of Incorporation to reverse split the outstanding shares of the Company's Common Stock. The Board of Directors retains the right to: (i)set the ratio of the reverse split as low as one-for-two or as high as one-for-six; or (ii) not proceed with any reverse split. By way of example only, if the Board of Directors authorizes a one-for-three reverse split, every three issued and outstanding shares of Common Stock, before the split, would represent one share of Common Stock after the split, and as a result of such split, the Company's 17,434,338 shares of Common Stock currently outstanding would become approximately 5,811,446 shares of Common Stock. All fractional shares resulting from the split will be rounded up to the next whole share. If and when the Board of Directors determines to effect a reverse split of the Company's issued and outstanding Common Stock, at least 10 days prior to the anticipated effective date of the reverse split, the Company will file a Current Report on Form 8-K and issue a press release stating the ratio and the anticipated effective date of the reverse split.

      The Board of Directors of the Company has approved the Charter Amendment. The record date for the determination of stockholders of the Company entitled to receive this Notice of Action by Written Consent and the accompanying Information Statement and the determination of the number of shares of Common Stock necessary to approve the Charter Amendment has been fixed as of the close of business on December 15, 1997.

      NO STOCKHOLDERS' MEETING WILL BE HELD TO VOTE ON OR DISCUSS THE PROPOSAL. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        By Order of the Board of Directors


                By: /s/ Tamara Gear
                        ----------------------------------
                        Tamara Gear, Secretary


January 2, 1998

                                                                 DEFINITIVE COPY


                             ELEGANT ILLUSIONS, INC.
                               542 Lighthouse Ave.
                                     Suite 5
                             Pacific Grove, CA 93950


                              INFORMATION STATEMENT


                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY


   Approximate Date of Mailing of this Information Statement: January 2, 1998.



                                 INTRODUCTION

      This Information Statement is being furnished by the Board of Directors of Elegant Illusions, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment (the "Charter Amendment") to the Company's Certificate of Incorporation (the "Certificate of Incorporation"), by the written consent of the holders of a majority of the Company's outstanding Common Stock, par value $0.001 per share (the "Common Stock").


      James Cardinal, Gavin Gear and Tamara Gear (collectively referred to herein as the "Stockholders"), collectively hold approximately 75% of the issued and outstanding Common Stock. By written consent, the Stockholders have approved and adopted the Charter Amendment to amend the Company's Certificate of Incorporation to reverse split the outstanding shares of the Company's Common Stock. The Board of Directors retains the right to: (i)set the ratio of the reverse split as low as one-for-two or as high as one-for-six; or (ii) not proceed with any reverse split. By way of example only, if the Board of Directors authorizes a one-for-three reverse split, every three issued and outstanding shares of Common Stock, before the split, would represent one share of Common Stock after the split, and as a result of such split, the Company's 17,434,338 shares of Common Stock currently outstanding would become approximately 5,811,446 shares of Common Stock. All fractional shares resulting from the split will be rounded up to the next whole share. If and when the Board of Directors determines to effect a reverse split of the Company's issued and outstanding Common Stock, at least 10 days prior to the anticipated effective date of the reverse split, the Company will file a Current Report on Form 8-K and issue a press release stating the ratio and the anticipated effective date of the reverse split.

      The Board of Directors has unanimously approved the Charter Amendment. Approval of the Charter Amendment requires the vote of stockholders who own a majority of the Company's Common Stock. There are no other classes of Company stock. The Company has received written consents to the Charter Amendment from the Stockholders, who collectively hold approximately 75% of the Company's outstanding Common Stock, which consents are dated December 12, 1997.

      Only stockholders of record of the Company's 17,434,338 shares of Common Stock outstanding at the close of business on December 15, 1997 (the "Record Date") are entitled to receive this Information Statement and Notice of Action by Written Consent.

      The Company has asked brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

      The holders of Common Stock have no dissenters' rights or preemptive rights in connection with the Charter Amendment or the resulting reverse stock split.

      THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION HAS BEEN APPROVED BY STOCKHOLDERS WHO HOLD SUFFICIENT VOTING SECURITIES TO APPROVE THE ACTION. THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY TO THE COMPANY.

           The date of this Information Statement is January 2, 1998.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION


      The Stockholders and the Board of Directors of the Company have approved the Charter Amendment to increase the market price per share. The Company's Common Stock is listed on the NASDAQ SmallCap Market. A minimum bid price of $1.00 per share is required to assure continued listing of the Company's Common Stock on the NASDAQ SmallCap Market. The Charter Amendment will effect a reverse split of the outstanding shares of the Company's Common Stock. The Board of Directors retains the right to: (i)set the ratio of the reverse split as low as one- for-two or as high as one-for-six; or (ii) not proceed with any reverse split. By way of example only, if the Board of Directors authorizes a one-for-three reverse split, every three issued and outstanding shares of Common Stock, before the split, would represent one share of Common Stock after the split, and as a result of such split, the Company's 17,434,338 shares of Common Stock currently outstanding would become approximately 5,811,446 shares of Common Stock. All fractional shares resulting from the split will be rounded up to the next whole share. If and when the Board of Directors determines to effect a reverse split of the Company's issued and outstanding Common Stock, at least 10 days prior to the anticipated effective date of the reverse split, the Company will file a Current Report on Form 8-K and issue a press release stating the ratio and the anticipated effective date of the reverse split.

      The Charter Amendment will become effective upon (i) The date specified by the Company in its planned Current Report on Form 8-K; or (ii) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, which ever occurs later. See the form of Certificate of Amendment appended hereto as APPENDIX "A."

             REASONS FOR CHARTER AMENDMENT; PROPOSED TRANSACTIONS

      The Stockholders and the Board of Directors of the Company have approved the Charter Amendment to increase the market price per share. The Company's Common Stock is listed on the NASDAQ SmallCap Market. A minimum bid price of $1.00 per share is required to assure continued listing of the Company's Common Stock on the NASDAQ SmallCap Market. During the quarter ended September 30, 1997, the bid price for the Common Stock remained below $1.00. The bid price has been as low as $.50 per share. Management believes but cannot assure that, by reverse splitting the outstanding shares of Common Stock at a sufficient ratio, the bid price for the Common Stock will exceed $1.00 per share. The Board of Directors retains the right to: (i) set the ratio of the reverse split as low as one-for-two or as high as one-for-six; or (ii) not proceed with any reverse split.

      Current stockholders of the Company have no dissenters' rights or preemptive rights in connection with the reverse split of the outstanding Common Stock.

                   CERTAIN EFFECTS OF THE CHARTER AMENDMENT
                        AND THE PROPOSED REVERSE SPLIT

      Stockholders will not realize any dilution in their percentage of ownership of the Company or their voting rights as a result of the Charter Amendment and reverse split. The reverse split may, however, affect the market value of the Common Stock. No assurance can be given that the market value of the Common Stock will increase in inverse proportion to the ratio of the reverse split.

      As a result of the reverse split, there will be more shares of Common Stock authorized but unissued. If, for example, the ratio of the reverse split is one-for-six, as many as 27,094,277 shares could be authorized but unissued. The Board of Directors has total discretion in the issuance of any shares of Common Stock which may be issued in the future. The Board of Directors could issue shares of Common Stock to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. All issuances of additional shares will dilute current stockholders' percentage of ownership of the Company and voting rights.

                MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S
                  COMMON STOCK AND OTHER STOCKHOLDER MATTERS

      The principal U.S. market in which the Company's Common Stock ($.001 par value, all of which are one class) is traded is in the over-the-counter market (NASDAQ SmallCap Symbol: "EILL"). The Company's Common Stock was listed for trading on the NASDAQ Smallcap Market on August 16, 1996. Prior thereto, it traded in the over-the-counter market (Bulletin Board Symbol: "EILL").

      The following tables set forth the range of high and low bid prices for the Company's Common Stock on a quarterly basis for the past two fiscal years and the first three quarters of fiscal 1997 as reported by the National Quotation Bureau (which reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions). As of December 15, 1997, the last sale price for the Company's Common Stock was $.53 per share.

                                 COMMON STOCK

                                                Bid Prices
                                                ----------
                                          High              Low
Fiscal Year 1997                          ----              ----

First Quarter ending March 31, 1997       2.875             1.25
Second Quarter ending June 30, 1997       1.6875            0.6875
Third Quarter ending September 30, 1997   1.1875            0.6525

 Fiscal Year 1996

First Quarter ending March 31, 1996       3                 2
Second Quarter ending June 30, 1996       3.125             3
July 1, 1996 - August 15, 1996            3.125             2.75
August 16, 1996 - September 30, 1996      3.1875            3
Fourth Quarter ending December 31, 1996   3.25              1.625

Fiscal Year 1995

First Quarter ending March 31, 1995       2                 1
Second Quarter ending June 30, 1995       2                 3/4
Third Quarter ending September 30, 1995   2                 1
Fourth Quarter ending December 31, 1995   2                 1

      There were approximately 74 holders of record of the Company's Common Stock as of December 15, 1997, the record date, inclusive of those brokerage firms and/or clearing houses holding the Company's securities for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

      The Company has not paid or declared any dividends upon its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of Common Stock as of the date of this Information Statement by: (i) each of the Company's directors and executive officers; (ii) each person who is known by the Company to be the beneficial owner of five percent or more of the outstanding shares of Common Stock; and (iii) all of the Company's directors and executive officers as a group:

Name and Address             Amount of Record
of Beneficial                and Beneficial          Percent of
    Owner                       Ownership(1)         Class
----------------             ----------------        ----------

James C. Cardinal               6,380,000              36.6%
542 Lighthouse Ave., Suite 5
Pacific Grove, CA  93950

Gavin M. Gear                   3,343,430(2)           19.2%
542 Lighthouse Ave., Suite 5
Pacific Grove, CA  93950

Tamara Gear                     3,319,930(2)           19.0%
542 Lighthouse Ave., Suite 5
Pacific Grove, CA  93950

All Officers and
Directors as a Group
  (3 Persons)                   13,043,360             74.8%

------------

(1)  Prior to anticipated reverse split.

(2) Gavin and Tamara Gear are husband and wife. The shares listed for Gavin Gear do not include the shares owned by Tamara Gear and the shares listed for Tamara Gear do not include the shares owned by Gavin Gear.

                                  APPENDIX "A"

       [FOR ILLUSTRATION PURPOSES ONLY, ASSUMES A RATIO OF ONE-FOR-THREE]
       ------------------------------------------------------------------

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ELEGANT ILLUSIONS, INC.

                            Under Section 242 of the
                    Corporation Law of the State of Delaware


     James Cardinal and Tamara Gear, respectively, the Chief Executive Officer and the Secretary of ELEGANT ILLUSIONS, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by written consent filed with the minutes of the Board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     "1. The Certificate of Incorporation is hereby amended to effect a reverse split of the Company's outstanding Common Stock in the ratio of one share for every_____ shares outstanding. The Company currently has authorized 30,000,000 shares of Common Stock with a par value of $.001 per share, of which 17,434,338 shares of Common Stock are issued and outstanding, and 12,565,662 shares are unissued. Under the new structure, the Company will have 30,000,000 shares of Common Stock, par value $.001, authorized, of which approximately _________ shares will be issued and outstanding and __________ shares will be unissued. All fractional shares resulting from the reverse split will be rounded up to the next whole share. The number of authorized shares shall not change. The reverse split shall take effect (i) at 12:01 a.m. Eastern Standard Time on ________ __, 1998: or (ii) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, which ever occurs later."

SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware by obtaining the written consent of the holders of the majority of the stock of the Company entitled to vote at a meeting of stockholders pursuant to section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, we, the undersigned, have executed and subscribed this certificate this ___ day of ________, 1998.


 /s/ James Cardinal                            /s/ Tamara Gear
     ---------------------------------------       ----------------------
     James Cardinal, Chief Executive Officer       Tamara Gear, Secretary


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